EXHIBIT 99.1

VA SOFTWARE REPORTS SECOND CONSECUTIVE PROFITABLE QUARTER ON 55% YEAR-OVER-YEAR REVENUE GROWTH

EPS REPORTED AT $0.02; REVENUE GROWTH LED BY 96% YEAR-OVER-YEAR GROWTH IN MEDIA REVENUE

FREMONT, CA—May 23, 2006—VA Software Corporation (Nasdaq: LNUX), the online media, software and e-commerce leader in community-driven Open Source innovation, today announced financial results for its third quarter of fiscal 2006, ended April 30, 2006.

Total third quarter fiscal 2006 revenue from continuing operations grew 55%, to $10.8 million, compared to third quarter fiscal 2005 total revenue of $7.0 million. For the nine months ending April 30, 2006, total revenue from continuing operations grew 45% to $33.1 million, compared to $22.8 million for the nine months ending April 30, 2005.

On a GAAP basis, the third quarter fiscal 2006 net income from continuing operations was $1.0 million, or $0.02 per share, compared to the third quarter fiscal 2005 GAAP net loss of ($1.7) million, or ($0.02) per share. For the nine months ending April 30, 2006, net income on a GAAP basis was $10.3 million, or $0.16 per share, compared to a net loss of ($3.7) million, or ($0.06) per share, for the nine months ending April 30, 2005. Excluding the gain on the sale of Animation Factory, Inc., which was completed during the second quarter of fiscal 2006, for the nine months ending April 30, 2006, net income on a GAAP basis from continuing operations was $0.6 million, or $0.01 per share, compared to a net loss on a GAAP basis of ($4.4) million, or ($0.07) per share, for the nine months ending April 30, 2005. During the third quarter of fiscal 2006, the company’s cash and investment balances grew by $1.8 million to $49.6 million as of April 30, 2006.

“We are proud to announce another profitable quarter, a direct result of solid execution across all three of our continuing businesses. Revenue growth was led by the media business, with third quarter revenue of $4.0 million, up 96% compared to $2.1 million in the third quarter of fiscal 2005. Our software business had another strong quarter with $2.9 million in third quarter revenue, up 53% compared to $1.9 million in the third quarter of fiscal 2005. Third quarter fiscal 2006 revenue from our e-commerce business grew by 29% to $3.9 million, compared to the third quarter of fiscal 2005,” said Ali Jenab, president and CEO. “Our media team clearly demonstrated success in selling more inventory at higher prices during the quarter as advertisers ran major branding campaigns on our network. Both our media and software businesses have strong pipelines of opportunities for our fourth fiscal quarter.”

As specified in the attached reconciliation of net income/(loss) as reported to pro forma net income/(loss), the third quarter fiscal 2006 pro forma net income was $1.1 million, or $0.02 per share, compared to the third quarter fiscal 2005 pro forma net loss of ($1.7) million, or ($0.03) per share.

A conference call to review results will be held at 5:00 pm (Eastern) today. The call may be accessed via webcast at http://www.vasoftware.com or by dialing (800) 895-1713 or (785) 424-1058. A replay of the call will be available for 30 days by dialing (800) 839-2475 or (402) 220-7220.

Recent Highlights

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Customers. Through third quarter fiscal 2006, VA Software had sold the SourceForge® solution to a total of 155 customers. During the third quarter of fiscal 2006, Motorola, Amazon.com, Atlas Technologies, Seacor Holdings and entities in Japan and Germany, among others were added to the installed base. In addition, existing customers, including FedEx, Lockheed Martin, USDA Forest Service and Northrop Grumman purchased additional SourceForge licenses or services.

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SourceForge.net. SourceForge.net® launched an upgrade to its software map, offering more efficient browsing of the more than 120,000 Open Source projects hosted on the site. Following the debut of the new software map, queries to the supporting search systems increased by more than 25%. The new software map enables the community to sort projects by several different metrics, including activity level, ranking, and latest release. Registered users can access additional functionality including powerful filtering options plus the ability to monitor individual projects directly from the software map and to suggest projects for re-categorization.

Other upgrades completed by or scheduled to be rolled out this month include a powerful restructure of how users can search for, and within, projects. The site also recently deployed improvements to its CVS service and plans later this month to deploy a major upgrade to the Mailman mailing list software used to power the site's project mailing list.

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OSTG. OSTG sites, SourceForge.net, Slashdot.org, freshmeat.net, Linux.com, Newsforge.com and ITMJ.com continue to see measurable success with selling, building and hosting custom publishing programs for major clients such as AMD, HP, IBM, Perforce and Rackspace. Recent programs have included the continuation of AMD’s large-scale audience outreach initiatives and portals on Slashdot.org and SourceForge.net, and the launch of a large-scale world-wide program for IBM to promote downloads of Apache Geronimo server as part of IBM’s branding initiatives around WebSphere® Application Server Community Edition. The program generated more than 33,000 downloads in less than eight weeks.

According to Nielsen/NetRatings @Plan Spring 2006 report, OSTG once again ranked number one among visitors who went online to seek technology news - a spot the network has held since 2003. OSTG also ranks number one for delivering visitors in the software/programming industry.

According to Google Analytics, the OSTG network of sites continues to serve more than 30 million unique visitors and more than 270 million page views monthly.

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Management. VA Software announced the appointment of Rich Marino as Group President of its online media division, OSTG, Inc. (Open Source Technology Group). Marino comes to OSTG with more than 24 years of executive management, sales, marketing, and global operations experience with media organizations such as CNet, Ziff Davis and IDG.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, VA Software uses non-GAAP financial results. Non-GAAP net loss and loss per share exclude amortization of intangible assets and stock-based compensation expense. These non-GAAP adjustments are provided to enhance the user’s overall understanding of current financial performance and prospects for the future. Specifically, VA Software believes the non-GAAP results provide useful information to both management and investors by excluding certain unusual expenses that VA Software believes are not indicative of core operating results. In addition, because VA Software has historically reported non-GAAP results to the investment community, VA Software believes the inclusion of non-GAAP numbers provides consistency in financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The method VA Software uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

About VA Software

VA Software Corporation (Nasdaq: LNUX) is the online media, software and e-commerce leader in community-driven Open Source innovation. VA Software is the parent company of OSTG, Inc. (Open Source Technology Group) and the creator of SourceForge. SourceForge Enterprise Edition optimizes distributed software development for Fortune 500 companies.

OSTG, Inc., the cornerstone of the Open Source movement, is the leading online network for IT managers and development professionals. OSTG technology-focused sites include Slashdot.org, SourceForge.net, ITManagersJournal.com, NewsForge.com, Linux.com and freshmeat.net. SourceForge.net is the global nexus for the Open Source community with more than 120,000 Open Source projects and over 1.3 million registered users. OSTG also runs ThinkGeek.com, an online retailer of technology products. OSTG receives more than 270 million page views and over 30 million unique visitors monthly.*

For more information about VA Software, visit www.vasoftware.com. For more information about OSTG, visit www.ostg.com.

Slashdot, freshmeat, ThinkGeek and SouceForge.net are trademarks or registered trademarks of OSTG, Inc., in the United States and/or other countries. VA Software, OSTG, and SourceForge are trademarks or registered trademarks of VA Software Corporation in the United States and/or other countries. All other product or brand names herein are the properties of their respective owners.

* Google Analytics for the period ending March 31, 2006.

NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations, and involve risks and uncertainties. Forward-looking statements, include statements regarding our business and sales pipeline, our prospects for fiscal year 2006, the acceptance of our online advertising programs, growth prospects for our media and software businesses, and ongoing improvements to SourceForge.net and any expected benefits therefrom. Actual results may differ materially from those expressed or implied in such forward-looking statements due to various factors, including: VA Software's success in expanding its SourceForge enterprise software business; customer adoption of SourceForge solutions; the size and timing in executing enterprise-level licenses; VA Software’s success in designing and offering innovative online advertising programs; decreases or delays in online advertising spending; VA Software’s ability to achieve and sustain higher levels of revenue; VA Software's ability to protect and defend its intellectual property rights; rapid technological and market change; future guidelines and interpretations regarding software revenue recognition; unforeseen expenses that VA Software may incur in future quarters; and competition with, and pricing pressures from more established competitors. Investors should consult VA Software's filings with the Securities and Exchange Commission, www.sec.gov, including the risk factors sections of its Annual Report on Form 10-K for the fiscal year ended July 31, 2005 and Form 10-Q for the fiscal quarter ended January 31, 2006, for further information regarding these and other risks of VA Software's business. All forward looking statements included in this press release are based upon information available to VA Software as of the date hereof, and VA Software does not assume any obligations to update such statements or the reasons why actual results could differ materially from those projected in such statements.

Contact:

Investor Relations
VA Software Corp.    .
(510) 687-7125
ir@vasoftware.com

VA Software Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	April 30, 2006	April 30, 2005	April 30, 2006	April 30, 2005
	(unaudited)
Software revenues	$2,925	$1,918	$7,316	$5,380
Online Media revenues	4,014	2,052	9,289	5,909
E-commerce revenues	3,887	3,021	16,535	11,535
Net revenues	10,826	6,991	33,140	22,824

Software cost of revenues	406	254	993	774
Online Media cost of revenues	942	869	2,742	2,509
E-commerce cost of revenues	3,162	2,329	12,533	9,043
Cost of revenues	4,510	3,452	16,268	12,326
Gross margin	6,316	3,539	16,872	10,498

Operating Expenses:
Sales and marketing	2,428	2,665	7,430	7,383
Research and development	1,588	1,504	4,723	4,356
General and administrative	1,712	1,276	5,057	3,966
Restructuring costs and other special charges	-	-	-	(101)
Amortization of intangible assets	1	3	3	11
Total operating expenses	5,729	5,448	17,213	15,615
Income/(loss) from operations	587	(1,909)	(341)	(5,117)
Interest and other, net	410	241	937	712
Income/(loss) from continuing operations	997	(1,668)	596	(4,405)
Income from discontinued operations	-	292	9,670	711
Net Income/(loss)	$997	$(1,376)	$10,266	$(3,694)

Income/(loss) per share from continuing operations:
Basic	$0.02	$(0.02)	$0.01	$(0.07)
Diluted	$0.02	$(0.02)	$0.01	$(0.07)
Income per share from discontinued operations:
Basic	$-	$-	$0.16	$0.01
Diluted	$-	$-	$0.15	$0.01
Net income/(loss) per share:
Basic	$0.02	$(0.02)	$0.17	$(0.06)
Diluted	$0.02	$(0.02)	$0.16	$(0.06)
Weighted-average shares outstanding:
Basic	62,280	61,523	61,888	61,409
Diluted	66,181	61,523	63,712	61,409

VA Software Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

Reconciliation of net income/(loss) as reported
to pro forma net income/(loss):	Three Months Ended		Nine Months Ended
	April 30, 2006	April 30, 2005	April 30, 2006	April 30, 2005
	(unaudited)
Net income/(loss) from continuing operations - as reported	$997	$(1,668)	$596	$(4,405)
Non-cash charges:
Stock-based compensation expense included in cost of goods	6	-	26	-
Stock-based compensation expense included in operating expenses	124	-	473	-
Restructuring cost and other special charges	-	-	-	(101)
Amortization of intangible assets	1	3	3	11
Net income/(loss) from continuing operations before non-cash charges	$1,128	$(1,665)	$1,098	$(4,495)

Basic net income/(loss) per share - pro forma	$0.02	$(0.03)	$0.02	$(0.07)
Diluted net income/(loss) per share - pro forma	$0.02	$(0.03)	$0.02	$(0.07)
Weighted-average shares outstanding:
Basic	62,280	61,523	61,888	61,409
Diluted	66,181	61,523	63,712	61,409

VA Software Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	April 30, 2006	July 31, 2005
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$47,781	$36,614
Accounts receivable, net	5,417	4,306
Inventories	1,125	773
Prepaid expenses and other assets	1,956	1,014
Total current assets	56,279	42,707
Long-term investments and long-term restricted cash	1,798	2,806
Property and equipment, net	700	736
Other assets	1,072	1,132
Total assets	$59,849	$47,381

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,193	$1,574
Accrued restructuring liabilities	1,592	1,748
Deferred revenue	2,354	2,134
Accrued liabilities and other	3,295	2,882
Total current liabilities	9,434	8,338
Accrued restructuring liabilities, net of current portion	4,913	6,107
Other long-term liabilities	1,239	1,271
Total liabilities	15,586	15,716

Stockholders’ equity:
Common stock	63	62
Additional paid-in capital	786,026	783,891
Accumulated other comprehensive gain	(35)	(231)
Accumulated deficit	(741,791)	(752,057)
Total stockholders’ equity	44,263	31,665
Total liabilities and stockholders’ equity	$59,849	$47,381